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                                                                  EXHIBIT 10.23


                                NEUROMETRIX, INC.

                     CONFIDENTIALITY & NON-COMPETE AGREEMENT

In consideration of and as a condition to my employment, or if now employed in consideration of and as a condition to my continued employment, by NeuroMetrix, Inc. (the "Company"), the granting of shares of common, no par value stock of the Company, and the compensation now and hereafter paid to me by the Company and other good and valuable consideration, the sufficiency of which I hereby acknowledge, I hereby execute this Confidentiality & Non-Compete Agreement (the "Agreement") and agree to the following:

1.   CONFIDENTIAL INFORMATION.

     a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without the prior written authorization of a duly authorized officer of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research and development information, product plans, products, services, customer lists and customers, Work Product (as defined below), suppliers, software developments, inventions, processes, formulas, technology, designs, drawings, engineering information, hardware configuration information, marketing information, costs, pricing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment either before or after the commencement of my employment. I further agree that all Confidential Information shall at all times remain the property of the Company. I understand that Confidential Information does not include any of the foregoing items which has become publicly known or made generally available through no wrongful act of mine.

     b) THIRD-PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

2.   WORK PRODUCT.

     a) ASSIGNMENT OF WORK PRODUCT. I agree that I will promptly make full written disclosure to the Company and will hold in trust for the sole right and benefit of the Company, and I hereby assign to the Company, or its designee, all my right, title and interest in and to any and all inventions, original works of authorship, developments, concepts,

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            improvements or trade secrets, of whatever nature and whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly with others conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Work Product"); and I further agree that the foregoing shall also apply to Work Product which relates the business of the Company or to the Company's anticipated business as of the end of my employment and which is conceived, developed, or reduced to practice during a period of one (1) year after the end of my employment. Without limiting the foregoing, I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire", as that term is defined in the United States Copyright Act.

     b) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Work Product made by me (solely or jointly with others) during the term of my employment by the Company. The records will be in form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

     c) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees to sole and exclusive rights, title and interest in and to such Work Product, and any copyright, patents, mask work rights or other intellectual property rights relating thereto. This provision shall survive the termination of my employment by the Company, whether with or without cause.

3. RETURNING COMPANY PROPERTY. I agree that, at any time upon request of the Company, and in any event at the time of the termination of my employment by Company, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items, containing Confidential Information or otherwise belonging to the Company, its successors or assigns, whether prepared by me or supplied to me by the Company.

4.   CONFLICTS

     a) CONFLICTING EMPLOYMENT. I agree that, during the term of my employment by the Company, I will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or

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            becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to Company.

     B) NO RESTRICTIONS. I am subject to no contractual or other restriction or obligation which will in any way limit my activities on behalf of the Company. I hereby represent and warrant to the Company that I do not claim rights in, or otherwise exclude from this Agreement, any Work Product (as defined above) or pervious work completed by me except the following (NOTE: IF NONE, PLEASE WRITE "NONE "; OR ADDITIONAL INFORMATION IS PROVIDED ON A SEPARATE SHEET, PLEASE SO INDICATE): _________________________________________________________
            ___________________________________________________________________.

5.   COVENANT AGAINST COMPETITION.

     a)     For the purposes of this Section:

            i) "Competing Product" means any product, process, or service of any person or organization other than the Company, in existence or under development, (A) which is identical to, substantially the same as, or an adequate substitute for any product, process, or service of the Company, in existence or under development, on which I work during the time of my employment by the Company or about which I acquire Confidential Information, and (B) which is (or could reasonably be anticipated to be) marketed or distributed in such a manner and in such a geographic area as to actually compete with such product, process or services of the Company.

            ii) "Competing Organization" means any person or organization, including myself, engaged in, or about to become engaged in, research on or the acquisition, development, production, distribution, marketing, or providing of a Competing Product.

     b) As a material inducement to the Company to employ me, and in order to protect the Company's Confidential Information and good will, I agree to the following stipulations:

            i) For a period of twelve (12) months after termination of my employment by the Company, whether with or without cause, I will not directly or indirectly solicit or divert or accept business relating in any manner to Competing Products or to products, processes or services of the Company from any of the customers or accounts of the Company with which I had any contact as a result of my employment.

            ii) For a period of twelve (12) months after termination of my employment by the Company or its affiliates for any reason, whether with or without cause, I will not render services, directly or indirectly, as an employee, consultant or otherwise, to any Competing Organization in connection with research on or the acquisition,

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                  development, production, distribution, marketing, or
                  production of any Competing Product.

            iii) For a period of twelve (12) months after termination of my employment by the Company, whether with or without cause, I will not directly or indirectly solicit or take away, or attempt to solicit or take away, employees of the Company, either for my own business or for any other person or entity.

6. ENFORCEABILITY AND SEVERABILITY. In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

     If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

7.   BREACH.

     a) EQUITABLE REMEDIES. I hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of breach or threatened breach of the terms of this Agreement.

     b) TOLLING. If any provisions of this Agreement are violated, then the time limitations set forth in this Agreement shall be extended for a period of time equal to the period of time during which such breach occurs, and, in the event the Company is required to seek relief from such breach before any court, board or other tribunal, then the time limitation shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

8.   GENERAL PROVISIONS

     a) ENTIRE AGREEMENT. This Agreement supersedes all previous agreements, written or oral, between the Company and me relating to the subject matter of this Agreement, sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us with respect hereto. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be

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            charged. Any subsequent change or changes in my duties, job title or compensation will not affect the validity or scope of this Agreement.

     b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the Company and its legal representatives, successors and assigns, and shall be binding upon me and my heirs, legal representatives, successors and assigns.

     c) GOVERNING LAW. This Agreement will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

     d) HEADINGS. The headings in this Stockholders Agreement are for convenience of reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

I ACKNOWLEDGE THAT BEFORE PLACING MY SIGNATURE HEREUNDER, I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND HAVE RECEIVED A COPY HEREOF TODAY. I FURTHER ACKNOWLEDGE THAT ALTHOUGH THIS AGREEMENT HAS BEEN SIGNED AFTER THE COMMENCEMENT OF MY EMPLOYMENT, IT APPLIES TO ANY AND ALL INFORMATION RECEIVED BY ME DURING MY EMPLOYMENT.

Executed as a document under seal effective as of November 1, 2000.

                                  Signed:

                                  /s/ Nicholas J. Alessi
                                  ---------------------------------------------
                                  [Employee's Signature] Nicholas J. Alessi

                                  42 Pleasant Street
                                  ---------------------------------------------
                                  [Address]

                                  Hyde Park, MA 02136
                                  ---------------------------------------------
                                  [City, State and Zip Code]


For NeuroMetrix, Inc.

/s/ Shai N. Gozani, M.D., Ph.D.
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Authorized Signature

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